EXHIBIT 99.1

D&E COMMUNICATIONS, INC.	CONTACT:
FOR IMMEDIATE RELEASE	Thomas E. Morell
NOVEMBER 5, 2007	Sr. Vice President, Chief Financial Officer, Corporate Secretary and Treasurer
(717) 738-8315

D&E COMMUNICATIONS REPORTS THIRD QUARTER 2007 RESULTS

EPHRATA, PENNSYLVANIA (November 5, 2007) – D&E Communications, Inc. (“D&E” or “Company”) (Nasdaq: DECC), a leading provider of integrated communications services in central and eastern Pennsylvania, today announced the results of its operations for the third quarter ended September 30, 2007.

For the third quarter of 2007 the Company reported total operating revenues of $38.2 million, compared to $40.6 million in the third quarter of 2006. Operating income for the third quarter of 2007 was $8.5 million compared to operating income of $6.2 million in the third quarter of 2006. Net income for the third quarter of 2007 was $3.8 million, or $0.26 per share, compared to a net income of $0.7 million, or $0.05 per share, for the same period last year. The third quarter 2007 results were affected by a decrease in depreciation expense in the Wireline segment of $1.8 million ($1.2 million, or $0.08 per share, after tax) primarily due to revisions in the estimated useful lives of certain fixed assets to update composite depreciation rates for regulated telephone property and certain fixed assets becoming fully depreciated in June 2007. The third quarter 2006 results were affected by the loss on early extinguishment of debt of $1.1 million ($0.6 million, or $0.04 per share, after tax) and a loss from discontinued operations of $0.9 million, or $0.06 per share. Net income before these items was $2.6 million, or $0.18 per share, for the third quarter of 2007, compared to $2.2 million, or $0.15 per share, for the third quarter of 2006.

The revenue decrease of $2.4 million was primarily the result of a decline in directory revenue of $3.2 million, due to the terms of a directory contract which became effective in the fourth quarter of 2006 and which covers three of the four directories that we publish. Directory expenses decreased $3.0 million as a result of this contract, under which the responsibility for publication and distribution of the directory and the related financial risks became the responsibility of the publisher. As a result, our directory revenue, as the new directories that are covered by this contract are published, will only be the annual fee paid to the Company for access to our customers.

For the nine months ended September 30, 2007, the Company reported total operating revenue of $113.8 million, compared to $122.3 million in the same period last year. Net income for the nine months ended September 30, 2007 was $8.7 million, or $0.60 per share, as compared to $3.3 million, or $0.23 per share, for the same period last year. Included in the 2007 results were a gain of $0.6 million ($0.6 million, or $0.04 per share, after tax) from life insurance proceeds and a decrease in depreciation expense in the Wireline segment of $1.8 million ($1.2 million, or $0.08 per share, after tax) described above. Included in the 2006 results were a loss on early extinguishment of debt of $1.1 million ($0.6 million, or $0.04 per share, after tax), a customer relationships intangible asset impairment loss recognized in continuing operations of $1.9 million ($1.1 million, or $0.08 per share, after tax) and a loss from discontinued operations of $1.2 million, or $0.08 per share. Net income before these items was $6.9 million, or $0.48 per share, for the nine months ended September 30, 2007, compared to $6.2 million, or $0.43 per share, for the nine months ended September 30, 2006.

“I am pleased with the progress that we are making in growing our broadband connections, the number of subscribers in our CLEC markets and in the improving financial performance of our Systems Integration segment,” said James W. Morozzi, President and CEO of D&E Communications. “During the third quarter, we increased the number of DSL/High-speed Internet subscribers by 2,704. We also increased the percentage of CLEC customers that are serviced entirely on our own network to 33.2%. We were able to reduce the Systems Integration operating loss by 50% during this quarter compared to the third quarter of last year. By continuing to focus on these objectives and by controlling our operating expenses, we have been able to improve our financial performance.”

Customer Connections

	September 30, 2007	September 30, 2006	Change	% Change
RLEC access lines	126,126	130,727	(4,601)	(3.5)
CLEC access lines	45,775	42,012	3,763	9.0
DSL/High-speed Internet subscribers	36,782	29,990	6,792	22.6
Dial-up Internet subscribers	3,790	5,905	(2,115)	(35.8)
Video subscribers	7,668	7,307	361	4.9
Web-hosting customers	1,004	944	60	6.4

Total	221,145	216,885	4,260	2.0

Effective January 1, 2007, the Company reorganized its internal management reporting in order to better align it with the current management structure. Based on the similar nature of services and products, operating processes and service delivery methods, the rural local exchange carrier (“RLEC”), competitive local exchange carrier (“CLEC”), Internet services and video operations are managed as one reportable segment, “Wireline.” The Systems Integration and Corporate and Other units continue as distinct, reportable business segments. Segment information reported for the prior year has been recast to conform to the current year presentation.

On a segment by segment basis, the Company reported the following information:

Wireline

Third quarter 2007 revenues from the Wireline segment were $36.4 million, as compared to $38.5 million for the third quarter 2006. The decrease was due in large part to lower directory revenue of $3.2 million, partially offset by increased DSL/High-speed Internet revenue of $0.9 million due to subscriber growth.

Wireline operating expenses for the third quarter of 2007 were $27.2 million, compared to $31.2 million during the same period last year, with the reduction caused primarily by the decrease in directory expense of $3.0 million. Depreciation expense decreased approximately of $1.0 million due to revisions in the estimated useful lives of certain fixed assets to update composite depreciation rates for regulated telephone property and $0.8 million due to certain fixed assets becoming fully depreciated in June 2007. Employee benefits expense increased $0.4 million as a result of recognizing the cumulative effect of a defined benefit pension plan actuarial valuation error. The Company concluded that the amount of the error was not material to the financial statements of any previous period, the estimated net income for the year ended December 31, 2007 or the trend of earnings. Uncollectible expense increased $0.3 million primarily due to an increase in the accounts receivable reserve in the third quarter of this year compared to a decrease in the reserve in the same period last year. Operating income was $9.2 million for third quarter of 2007 and $7.3 million for the third quarter of 2006.

Systems Integration

System Integration revenues for the quarter were $1.4 million, compared to $1.8 million for the same period last year. Communication services revenue decreased $0.7 million due to the expiration of a contract with a large retail services customer on March 31, 2007. The Company estimates that the loss of this contract will not have a negative impact on operating income (loss). Computer products sold increased by $0.3 million.

Third quarter 2007 operating expenses were $1.9 million, compared to $2.8 million in the third quarter of 2006. Labor and benefits costs declined approximately $0.6 million. The operating loss for the third quarter 2007 was $0.5 million compared to an operating loss of $1.0 million in the third quarter of 2006.

About D&E Communications

D&E is an integrated communications provider offering high-speed data, Internet access, local and long distance telephone, data, professional IT services, network monitoring, security solutions and video services. Based in Lancaster County, D&E has been serving communities in central Pennsylvania for more than 100 years. For more information, visit www.decommunications.com.

This press release contains forward-looking statements. These forward-looking statements are found in various places throughout this press release and include, without limitation, statements regarding financial and other information. These statements are based upon the current beliefs and expectations of D&E’s management concerning the development of our business, are not guarantees of future performance and involve a number of risks, uncertainties, and other important factors that could cause actual developments and results to differ materially from our expectations. Those factors include, but are not limited to, the effect of the convergence of voice, data, and video technologies on our historical competitive advantages; the increasingly competitive nature of the communications industry; the significant indebtedness of the company; and other key factors that we have indicated could adversely affect our business and financial performance contained in our past and future filings and reports, including those filed with the United States Securities and Exchange Commission. D&E undertakes no obligation to revise or update its forward-looking statements whether as a result of new information, future events, or otherwise.

D&E COMMUNICATIONS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, expect per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,

	2007	2006	2007	2006
OPERATING REVENUES
Communication services	$36,503	$39,221	$109,370	$118,457
Communication products	1,085	711	2,245	1,672
Other	622	692	2,160	2,142

Total operating revenues	38,210	40,624	113,775	122,271

OPERATING EXPENSES
Communication services (exclusive of depreciation and amortization below)	12,037	15,671	37,175	46,801
Cost of communication products	866	625	1,806	1,428
Depreciation and amortization	7,678	9,536	26,396	28,489
Marketing and customer services	3,614	3,528	10,498	10,177
General and administrative services	5,469	5,093	17,322	18,141
Intangible asset impairment	—	—	—	1,892

Total operating expenses	29,664	34,453	93,197	106,928

Operating income	8,546	6,171	20,578	15,343

OTHER INCOME (EXPENSE)
Equity in net losses of affiliates	—	(21)	(3)	(238)
Interest expense, net of interest capitalized	(3,745)	(3,832)	(11,199)	(11,537)
Loss on early extinguishment of debt	—	(1,094)	—	(1,094)
Other, net	962	1,038	3,081	3,555

Total other income (expense)	(2,783)	(3,909)	(8,121)	(9,314)

Income from continuing operations before income taxes and dividends on utility preferred stock	5,763	2,262	12,457	6,029
INCOME TAXES AND DIVIDENDS ON UTILITY PREFERRED STOCK
Income taxes	1,992	594	3,757	1,496
Dividends on utility preferred stock	16	16	49	49

Total income taxes and dividends on utility preferred stock	2,008	610	3,806	1,545

Income from continuing operations	3,755	1,652	8,651	4,484
DISCONTINUED OPERATIONS:
Loss from operations of Voice Systems Business, net of income tax benefit of ($32) and ($271)	—	(51)	—	(355)
Loss on sale of Voice Systems Business, net of income taxes of $85 and $85	—	(870)	—	(870)

Loss from discontinued operations	—	(921)	—	(1,225)

NET INCOME	$3,755	$731	$8,651	$3,259

Weighted average common shares outstanding (basic)	14,434	14,377	14,416	14,362
Weighted average common shares outstanding (diluted)	14,509	14,444	14,486	14,425
BASIC AND DILUTED EARNINGS PER COMMON SHARE
Earnings per common share-continuing operations	$0.26	$0.11	$0.60	$0.31
Earnings per common share-discontinued operations	—	(0.06)	—	(0.08)

	$0.26	$0.05	$0.60	$0.23

Dividends per common share	$0.13	$0.13	$0.38	$0.38

D&E COMMUNICATIONS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

(Unaudited)

	September 30, 2007	December 31, 2006

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$10,866	$3,101
Short-term investments	—	7,746
Accounts and notes receivable, net of reserves of $615 and $609	15,996	16,037
Inventories, lower of cost or market, at average cost	2,470	2,704
Prepaid expenses	4,662	3,310
Other	2,372	1,150

TOTAL CURRENT ASSETS	36,366	34,048

PROPERTY, PLANT AND EQUIPMENT
In service	392,530	380,630
Under construction	6,340	5,504

	398,870	386,134
Less accumulated depreciation	232,855	214,722

	166,015	171,412

OTHER ASSETS
Goodwill	142,802	143,667
Intangible assets, net of accumulated amortization	149,702	153,072
Other	7,743	8,375

	300,247	305,114

TOTAL ASSETS	$502,628	$510,574

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Long-term debt maturing within one year	$7,069	$7,066
Accounts payable and accrued liabilities	14,684	13,654
Accrued taxes	179	195
Accrued interest and dividends	826	1,149
Advance billings, customer deposits and other	5,159	4,880

TOTAL CURRENT LIABILITIES	27,917	26,944

LONG-TERM DEBT	191,398	199,950

OTHER LIABILITIES
Deferred income taxes	71,698	74,849
Other	21,725	21,806

	93,423	96,655

PREFERRED STOCK OF UTILITY SUBSIDIARY, Series A 4 1/2%, par value $100, cumulative, callable at par at the option of the Company, authorized 20 shares, outstanding 14 shares	1,446	1,446

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Common stock, par value $0.16, authorized shares 100,000
Outstanding shares: 14,441 at September 30, 2007 and 14,399 at December 31, 2006	2,570	2,563
Additional paid-in capital	162,838	162,010
Accumulated other comprehensive income (loss)	(6,351)	(5,028)
Retained earnings	48,052	44,651
Treasury stock at cost, 1,644 shares at September 30, 2007 and 1,640 shares at December 31, 2006	(18,665)	(18,617)

	188,444	185,579

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$502,628	$510,574

D&E COMMUNICATIONS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

(Unaudited)

	Nine Months Ended September 30,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$8,651	$3,259
Loss from discontinued operations	—	1,225

Income from continuing operations	8,651	4,484
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	26,396	28,489
Bad debt expense	640	434
Deferred income taxes	(3,322)	(4,886)
Equity in net losses of affiliates	3	238
Gain from cash recovery of note receivable	(900)	(2,125)
Gain from life insurance proceeds	(588)	—
Intangible asset impairment	—	1,892
Stock-based compensation expense	259	230
(Gain) loss on retirement of property, plant and equipment	(115)	166
Loss on early extinguishment of debt	—	1,094
Changes in operating assets and liabilities:
Accounts receivable	(599)	1,002
Inventories	234	(32)
Prepaid expenses	(1,283)	1,465
Accounts payable and accrued liabilities	950	(741)
Accrued taxes and accrued interest	(333)	(1,383)
Advance billings, customer deposits and other	280	(4,369)
Other, net	(1,587)	(1,399)

Net Cash Provided by Operating Activities from Continuing Operations	28,686	24,559

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures, net of proceeds from sales	(16,822)	(19,783)
Collection of note receivable	1,279	2,125
Proceeds from sale of investment	10,933	—
Purchase of short-term investments	(3,187)	—
Life insurance proceeds	1,000	—
Increase in investments and advances to affiliates	—	(390)
Acquisition of customer list intangible asset	(606)	—

Net Cash Used In Investing Activities of Continuing Operations	(7,403)	(18,048)

CASH FLOWS FROM FINANCING ACTIVITIES
Dividends on common stock	(5,155)	(5,129)
Payments on long-term debt	(8,549)	(188,291)
Proceeds from long-term debt financing	—	180,750
Payment of debt issuance costs	—	(384)
Proceeds from interest rate swap terminations	—	1,064
Proceeds from issuance of common stock and stock options exercised	183	135
Excess tax benefits from stock compensation plans	51	—
Purchase of treasury stock	(48)	—

Net Cash Used In Financing Activities of Continuing Operations	(13,518)	(11,855)

CASH PROVIDED BY (USED IN) CONTINUING OPERATIONS	7,765	(5,344)

CASH USED IN DISCONTINUED OPERATIONS
Cash provided by operating activities of discontinued operations	—	195
Cash used in investing activities of discontinued operations	—	(212)

Net Cash Used In Discontinued Operations	—	(17)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	7,765	(5,361)

CASH AND CASH EQUIVALENTS
BEGINNING OF PERIOD	3,101	10,325

END OF PERIOD	$10,866	$4,964